National Research Council Canada Industrial Research Assistance Program	Conseil national de recherches Canada Programme d'aide à la recherche industrielle	NRC-CNRC

Amendment No. 3

18 December 2000

Richard A. MacDonald, President

Navitrak International Corporation

1660 Hollis St., Suite 904

Halifax, Nova Scotia

B3J lV7

Dear Mr. MacDonald:

Subject:	NRC Contribution Agreement No. 376225 PA

The above-referenced Contribution Agreement is hereby amended as follows:

a)	On the cover page Assign the contract solely to the Firm Navitrak International Corporation at the Following address:

Navitrak International Corporation

1660 Hollis St., Suite 904

Halifax, Nova Scotia B3J 1V7

(herein called the Firm)

b)	Delete Article 1.3 c) of the Terms of Payment in its entirety and replace with:

1.3 c) A final report delineating the best manufacturing methodologies and geographic locations commensurate with the best marginal costs associated with monthly production rates and the associated fixed and variable costs. Addressing the the focus group responses and extant market competition. This report shall be submitted on or before the earlier of the end of the project or March 31, 2001.

c)	Delete 3.0 Summary of NRC's Support by Fiscal Year in its entirety and replace with:
3.0	Summary of NRC's Support by Fiscal Year

The following table summarizes the maximum contribution to be made by NRC in each given NRC fiscal year (April 1 to March 31).

Fiscal Year 1999/2000 (4 January 2000 to 31 March 2000)	$44,657.
Fiscal Year 2000/2001 (1 April 2000 to 31 March 2001)	$157,343.

Claims for payment, in accordance with clause 1.1, for project costs incurred in a given fiscal year must be submitted by April 10 of the following fiscal year. The maximum

Canada

amount per fiscal year cannot be exceeded without prior written approval of NRC.

No unclaimed portion of these maximum annual amounts will be added to subsequent fiscal year limits without the express written consent of NRC.

All other terms and conditions remain unchanged.

The amended version of the Contribution Agreement is in effect starting December 12, 2000.

Please have a duly authorized officer of your Firm sign both copies of this amendment and return one copy to:

National Research Council - IRAP

1411 Oxford Street

Halifax, Nova Scotia

B3H 3Zl

This amendment shall become null and void if not signed and returned to NRC within thirty days of the date of this letter.

National Research Council Canada

/s/ Morrill Sisk	00|12|19
Morrill Sisk	Date
Acting Regional Director, Maritimes

Navitrak International Corporation

/s/ "R. MacDonald"	December 22, 2000
Richard A. MacDonald	Date
President